UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 30, 2004

SUNGARD® DATA SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12989	51-0267091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 EAST SWEDESFORD ROAD, WAYNE, PENNSYLVANIA	19087
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: 484-582-2000

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In connection with the proposed spin-off by SunGard Data Systems Inc. (the “Company”) of the Company’s availability services business announced on October 4, 2004, the Company is furnishing herewith as Exhibit 99.1 to this Current Report on Form 8-K unaudited pro forma condensed financial information for the Company. The unaudited pro forma condensed financial information consists of the unaudited pro forma condensed balance sheet as of September 30, 2004 and the unaudited pro forma condensed statements of income for the nine months ended September 30, 2004 and for the years ended December 31, 2003, 2002 and 2001. The unaudited pro forma condensed financial information has been prepared giving effect to the spin-off and the separation from the Company of its availability services business as if this transaction occurred as of September 30, 2004 for the unaudited pro forma condensed balance sheet and as of January 1, 2001 for the unaudited pro forma condensed statements of income. The unaudited pro forma condensed financial information has been derived from the Company’s consolidated financial statements and does not purport to represent what the Company’s financial position and results of operations actually would have been had the spin-off and separation from the Company of its availability services business occurred on the dates indicated or to project the Company’s financial performance for any future period.

The information being furnished in this Current Report under Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1 SunGard Data Systems Inc. Unaudited Pro Forma Condensed Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.

Date: December 30, 2004	By:	/s/ MICHAEL J. RUANE
Michael J. Ruane
Senior Vice President-Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	SunGard Data Systems Inc. Unaudited Pro Forma Condensed Financial Information.